UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934



                DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)
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                     SEPTEMBER 21, 2004 (SEPTEMBER 20, 2004)


                          CHESAPEAKE ENERGY CORPORATION
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             (Exact name of registrant as specified in its charter)


           OKLAHOMA                     1-13726                 73-1395733
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(State or other jurisdiction     (Commission File No.)         (IRS Employer
      of incorporation)                                     Identification No.)


  6100 NORTH WESTERN AVENUE, OKLAHOMA CITY, OKLAHOMA              73118
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      (Address of principal executive offices)                  (Zip Code)


                                 (405) 848-8000
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              (Registrant's telephone number, including area code)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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                    INFORMATION TO BE INCLUDED IN THE REPORT


ITEM 8.01.        OTHER EVENTS

Chesapeake Energy Corporation ("Chesapeake") issued a Press Release on September 20, 2004. The following was included in the Press Release:

                CHESAPEAKE ENERGY CORPORATION DECLARES QUARTERLY
                      COMMON AND PREFERRED STOCK DIVIDENDS

Chesapeake Energy Corporation (NYSE:CHK) today announced that its Board of Directors has declared a $0.045 per share quarterly dividend that will be paid on October 15, 2004 to common shareholders of record on October 1, 2004. Chesapeake has approximately 267 million common shares outstanding.

Chesapeake's Board has also declared a quarterly cash dividend on Chesapeake's 4.125% Cumulative Convertible Preferred Stock, par value $0.01. The dividend for the 4.125% preferred stock is payable on December 15, 2004 to preferred shareholders of record on December 1, 2004 at the quarterly rate of $10.3125 per share. Chesapeake has 313,250 shares of 4.125% preferred stock outstanding with a liquidation value of $313.3 million.

Chesapeake's Board has also declared a quarterly cash dividend on Chesapeake's 6.75% Cumulative Convertible Preferred Stock, par value $0.01. The dividend for the 6.75% preferred stock is payable on November 15, 2004 to preferred shareholders of record on November 1, 2004 at the quarterly rate of $0.84375 per share. Chesapeake has 2.714 million shares of 6.75% preferred stock outstanding with a liquidation value of $150 million.

Chesapeake's Board has also declared a quarterly cash dividend on Chesapeake's 5.0% Cumulative Convertible Preferred Stock, par value $0.01. The dividend for the 5.0% preferred stock is payable on November 15, 2004 to preferred shareholders of record on November 1, 2004 at the quarterly rate of $1.25 per share. Chesapeake has 1.725 million shares of 5.0% preferred stock outstanding with a liquidation value of $172.5 million.

Chesapeake's Board has declared a quarterly cash dividend on Chesapeake's 6.0% Cumulative Convertible Preferred Stock, par value $0.01. The dividend for the 6.0% preferred stock is payable on December 15, 2004 to preferred shareholders of record on December 1, 2004 at the quarterly rate of $0.75 per share.
Chesapeake has 4.6 million shares of 6% preferred stock outstanding with a liquidation value of $230 million.

CHESAPEAKE ENERGY CORPORATION IS ONE OF THE FIVE LARGEST INDEPENDENT PRODUCERS OF NATURAL GAS IN THE U.S. HEADQUARTERED IN OKLAHOMA CITY, THE COMPANY'S OPERATIONS ARE FOCUSED ON EXPLORATORY AND DEVELOPMENTAL DRILLING AND PRODUCING PROPERTY ACQUISITIONS IN THE MID-CONTINENT, PERMIAN BASIN, SOUTH TEXAS, TEXAS GULF COAST AND ARK-LA-TEX REGIONS OF THE UNITED STATES. THE COMPANY'S INTERNET ADDRESS IS WWW.CHKENERGY.COM.


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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            CHESAPEAKE ENERGY CORPORATION


                                    By:     /S/ AUBREY K. MCCLENDON
                                            -----------------------------------
                                            Aubrey K. McClendon
                                            Chairman of the Board and
                                            Chief Executive Officer

Dated:  September 21, 2004

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